Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-237110 on Form S-8 of our report dated June 25, 2025, appearing in this Annual Report on Form 11-K of the Bank First Retirement Plan for the year ended December 31, 2024.

Milwaukee, Wisconsin

June 25, 2025